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EXHIBIT 11 - STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

                                                                             FOR THE THREE MONTHS ENDED
                                                                                    JUNE 30,
                                                                           ------------------------------
                                                                              1997                1996
                                                                              ----                ----
Net income (in thousands)                                                  $      265          $      254
                                                                           ===========         ==========

Weighted average shares outstanding  *                                      1,418,804           1,467,819
Common stock equivalents due to the dilutive effect of
    stock options under the treasury stock method                              31,450                  --
                                                                           -----------         ----------
  Weighted average shares outstanding and
    common stock equivalents                                                1,450,254           1,467,819

Primary earnings per share                                                 $     0.18          $     0.17
                                                                           ===========         ==========

Weighted average shares outstanding and
   common stock equivalents (above)                                         1,450,254           1,467,819
Additional dilutive common stock equivalents using period end
   market value versus average market value for the period                      9,339                  --
                                                                           -----------         ----------

Fully diluted weighted average shares and
  common stock equivalents                                                  1,459,593           1,467,819

Fully diluted earnings per share                                           $     0.18          $     0.17
                                                                           ===========         ==========

* Includes only the portion of ESOP shares committed to be released to participants.


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